AMENDMENT NO. 3 TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 3 to Securities Purchase Agreement (“Amendment No. 3”) dated as of September 30, 2010, is made by and between Axion Power International, Inc., a Delaware corporation (the “Company”) and The Quercus Trust ( “Quercus”).

R E CI T A L S

A. WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement dated as of January 14, 2008 as amended by that certain Amendment to Warrants and Securities Purchase Agreement dated September 22, 2009 and that certain Second Amendment to Securities Purchase Agreement dated December 15, 2009 (the “Securities Purchase Agreement”).

B. WHEREAS, the parties desire to amend the Securities Purchase Agreement to amend Section 5.7 thereof.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Amendment No. 3, the Company and Quercus hereby agree as follows:

1.	Section 5.7 of the Securities Purchase Agreement is hereby deleted and replaced in its entirety by the following:

“Until September 21, 2012, Buyer shall have the right to appoint one director to the Company’s Board of Directors which, unless otherwise consented to by Quercus or as otherwise required by federal or state securities or related law or regulation or by securities exchange(i.e.:  NYSE AMEX, etc.) rules, shall consist of no more than seven (7) directors during the period ending September 21, 2012.  If the foregoing laws, rules or regulations shall require more than seven directors, then Buyer, to the extent permitted by such laws, rules or regulations, shall have the right to appoint the first of such additional directors  to serve until September 21, 2012.  Nothing in this Section 5.7 shall require the Company to appoint the aforesaid director or directors to any Board Committees, and any and all Committee appointments shall be pursuant to standard Company standard practices and procedures”.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed by their respective authorized signatories as of the date first indicated above.

AXION POWER INTERNATIONAL, INC.

By:	/s/ Thomas Granville
Name:	Thomas Granville
Title: CEO

THE QUERCUS TRUST

By:	/s/ David Gelbaum
Name: David Gelbaum
Title: Trustee